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                      AMENDMENT TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                       CUNA Mutual Life Insurance Company
                          CUNA Brokerage Services, Inc.

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), CUNA Mutual Life Insurance Company (the "Company" or "you"), and CUNA Brokerage Services, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2004, as amended (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Section 1 and Section 2.2.1 are hereby each amended to reflect that Franklin Templeton Variable Insurance Products Trust (the "Trust") is organized as a statutory trust under the laws of the State of Delaware, effective as of May 1, 2007.

2.   Section 3.1.3 is amended and restated in its entirety as follows:

     "3.1.3 We agree that shares of the Trust will be sold only to: (i) life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds. No shares of any Portfolio will be sold to the general public."

3.   Section 5.2 is amended and restated in its entirety as follows:

     "5.2 If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law."
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4.   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of June 5, 2007.

The Trust:                              FRANKLIN TEMPLETON VARIABLE INSURANCE
                                        PRODUCTS TRUST

Only on behalf of each Portfolio
listed on Schedule C of the
Agreement


                                        By: /s/ Karen L. Skidmore
                                            ------------------------------------
                                        Name: Karen L. Skidmore
                                        Title: Vice President

The Underwriter:                        FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                                        By: /s/ Thomas Regner
                                            ------------------------------------
                                        Name: Thomas Regner
                                        Title: Senior Vice President

The Company:                            CUNA MUTUAL LIFE INSURANCE COMPANY


                                        By: /s/ STEVEN R. SULESKI
                                            ------------------------------------
                                        Name: STEVEN R. SULESKI
                                        Title: VICE PRESIDENT

The Distributor:                        CUNA BROKERAGE SERVICES, INC.


                                        By: /s/ STEVEN R. SULESKI
                                            ------------------------------------
                                        Name: STEVEN R. SULESKI
                                        Title: VICE PRESIDENT


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